Exhibit 99.1

Cornerstone Bancshares, Inc. Announces Cash Dividend
Friday, August 22, 2008 11:00 AM
- PR Newswire

CHATTANOOGA, Tenn., August 22, 2008 /PRNewswire-FirstCall / — Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

Cornerstone Bancshares, Inc Board of Directors announced the record date and payment date of Cornerstone’s quarterly dividend. The dividend $.07 a share will be issued to shareholders of record as of September 19, 2008, and will be paid October 3, 2008.

Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches, 2 loan production offices and $450 million in assets specializing in business financial services.

Contact:
Cornerstone Bancshares, Inc., Chattanooga, TN
Frank Hughes
President & Treasurer, Cornerstone Bancshares, Inc.
PH#(423)385-3009,Fax# (423)385-3100
email: fhughes@cscbank.com